Exhibit 23.2


The Board of Directors
Cardinal Financial Corporation:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                        /s/ KPMG Peat Marwick LLP


Washington, D.C.
June 26, 1998